UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 27, 2011
(Date of earliest event reported)

NATURAL RESOURCES USA CORPORATION
(Exact name of registrant as specified in its charter)

000-15474
(Commission File Number)

Utah	87-0403973
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3200 County Road 31, Rifle, Colorado 81650
(Address of principal executive offices, including zip code)

(214) 253-2556
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On December 29, 2011, the sole shareholder of Natural Resources USA Corporation (the “Company”), Green SEA Resources Inc. (the “Sole Shareholder”), removed all members of the Company’s board of directors.  The Sole Shareholder then appointed Alan De’ath, Wayne Richardson and Alan You Lee to serve as the Company’s directors.

Item 8.01	Other Events

As disclosed in the Company’s prior filings with the Securities and Exchange Commission, the Company filed a statement of opposition in Case No. 2004CW110 pending in the District Court in and for Water Division No. 5, State of Colorado (the “Water Court”).  This case involves Shell Frontier Oil & Gas, Inc.’s (“Shell”) application to move a water right from a tributary of the White River to a point on the White River lower down river than the diversion point for Natural Soda Inc.’s, a subsidiary of the Company, White River direct pumping rights.

On December 27, 2011, the Water Court issued (i) a Judgment and (ii) Findings of Fact, Conclusions of Law, Judgment and Decree in the case (collectively referred to as the “Decree”). Shell had requested the right to divert 50,590 acre feet of water per year at the new points of diversion. The Water Court Decree allows Shell to divert the water at the new points of diversion; however, the Water Court has restricted Shell to diverting 31,491 acre feet of water per year at such new points of diversion.  The Decree is subject to modification by the Water Court on its own motion or pursuant to a motion filed by any party to the case.  In addition, the Decree is subject to appeal to the Colorado Supreme Court, and may be modified by order of the Colorado Supreme Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCES USA CORPORATION
(Registrant)

Date: January 3, 2012	By:	/s/ Robert van Mourik
	Name:	Robert van Mourik
	Title:	Chief Financial Officer